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                                                              Exhibit 99.2


                           LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement ("this Agreement") is made as of March 2, 2001 between ArQule, Inc., a Delaware corporation (the "Borrower") and Fleet National Bank (the "Bank"). The Bank is the successor by merger to the entity formerly known as "Fleet National Bank" ("Old FNB"). For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank act and agree as follows:

         1. Reference is made to: (i) that certain letter agreement dated March 18, 1999 (the "Letter Agreement") between the Borrower and Old FNB, the Bank having succeeded to the rights and obligations of Old FNB thereunder; (ii) that certain $15,000,000 face principal amount promissory note dated March 18, 1999 (the "Facility One Term Note") made by the Borrower and payable to the order of Old FNB, the Bank having succeeded to the interests of Old FNB thereunder; (iii) that certain Security Agreement (Equipment) dated March 18, 1999 (the "Security Agreement") given by the Borrower to Old FNB, the Bank having succeeded to the interests of Old FNB thereunder; (iv) that certain $16,000,000 original principal amount promissory note of even date herewith (the "Facility Two Term Note") made by the Borrower and payable to the order of the Bank; (v) that certain Mortgage and Security Agreement and Assignment of Leases and Rents of even date herewith (the "Mortgage") given by the Borrower, as mortgagor, to the Bank, as mortgagee; and (vi) that certain Environmental Compliance and Indemnity Agreement of even date herewith (the "Environmental Agreement") given by the Borrower to the Bank. The Letter Agreement, the Facility One Term Note, the Security Agreement, the Facility Two Term Note, the Mortgage and the Environmental Agreement are hereinafter collectively referred to as the "Financing Documents".

         2. The Letter Agreement is hereby amended, effective as of the date hereof:

         a. By deleting from clause (i) of Section 1.1 of the Letter Agreement the words "Term Note" and by substituting in their stead the following:

            "Facility One Term Note"

         b. By deleting the period at the end of Section 1.1 of the Letter Agreement and by substituting in its stead the following:

            ", (iii) that certain $16,000,000 face principal amount promissory note (the `Facility Two Term Note') dated March 2, 2001 issued by the Borrower pursuant to ss.1.4A below and payable to the order of the Bank, (iv) that certain Mortgage and Security Agreement and Assignment of Leases and Rents dated as of March 2, 2001 (the `Mortgage') from the Borrower, as mortgagor, to the Bank, as mortgagee, and (v) that certain Environmental Compliance and Indemnity Agreement dated March 2, 2001 (the `Environmental Agreement') from the Borrower to the Bank."

         c. By the Borrower acknowledging that no COF Loan (as defined in the Letter Agreement) has been made, nor will any such COF Loan be made hereafter.



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         d. By deleting the caption to Section 1.2 of the Letter Agreement and by substituting in its stead the following:

            "FACILITY ONE TERM LOANS; FACILITY ONE TERM NOTE."

         e. By deleting from the first sentence of Section 1.2 of the Letter Agreement the words "Term Loans" and by substituting in their stead the following:

            "Facility One Term Loans"

         f. By deleting the penultimate sentence of Section 1.3 of the Letter Agreement and by substituting in its stead the following:

            "Any partial prepayment of principal of the Facility One Term Loans will be applied to installments of principal of the Facility One Term Loans thereafter coming due, being applied in inverse order of normal maturity."

         g. By deleting from the third sentence of Section 1.4 of the Letter Agreement the words "LIBOR Borrowing Notice" and by substituting in their stead the following:

            "Facility One LIBOR Notice"

         h. By providing that, in each of Sections 1.2, 1.3 and 1.4 of the Letter Agreement, all references to a "Term Loan" or to the "Term Loans" will be deemed to refer to a Facility One Term Loan or to the Facility One Term Loans, respectively. Further, in each of said Sections 1.2, 1.3 and 1.4 of the Letter Agreement, all references to "Floating Rate Loans" will be deemed to refer to Facility One Floating Rate Term Loans, all references to the "Term Note" will be deemed to refer to the Facility One Term Note, all references to "LIBOR Loans" will be deemed to refer to Facility One LIBOR Term Loans, all references to a "Fixed Rate Loan" will be deemed to refer to a Facility One LIBOR Term Loan, and all references to a "LIBOR Borrowing Notice" will be deemed to refer to a Facility One LIBOR Notice.

         i. By inserting into Article I of the Letter Agreement, immediately after Section 1.4 thereof, the following:

            "1.4A. FACILITY TWO TERM LOAN; FACILITY TWO TERM NOTE. In addition to the foregoing, subject to the terms of this letter agreement, the Bank is, on or about March 2, 2001, making a $16,000,000.00 original principal amount loan (the `Facility Two Term Loan') to the Borrower. The Facility Two Term Loan is evidenced by the Facility Two Term Note, to be executed and delivered by the Borrower prior to the making of the Facility Two Term Loan. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the Facility Two Term Note or on the books of the Bank, at or following the time of receiving any payment of principal of the Facility Two Term Loan, an appropriate notation reflecting such transaction and the then unpaid principal balance of the Facility Two Term Loan. The amount so noted shall constitute presumptive



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            evidence as to the amount owed by the Borrower with respect to principal of the Facility Two Term Loan. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower or any right of the Bank hereunder or under the Facility Two Term Note.

            1.4B. PRINCIPAL REPAYMENT OF FACILITY TWO TERM LOAN. The Borrower shall repay principal of the Facility Two Term Loan in 15 equal consecutive quarterly installments, commencing on March 30, 2001 and continuing on the last Business Day of each calendar quarter thereafter through and including September 30, 2004 (each such quarterly installment to be in the amount of $1,000,000.00), PLUS a 16th and final installment payment due on December 31, 2004 in an amount equal to the then outstanding principal balance of the Facility Two Term Loan and all interest then accrued but unpaid thereon. The Borrower may prepay, at any time or from time to time, without premium or penalty, the whole or any portion of the Facility Two Term Loan to the extent that same is a Facility Two Floating Rate Term Loan; provided that each such principal prepayment shall be accompanied by payment of all interest on the amount so prepaid accrued under the Facility Two Term Note but unpaid to the date of payment. Subject to ss.1.7, the Borrower may prepay the whole or any portion of any Facility Two LIBOR Term Loan; provided that (i) the Borrower gives the Bank not less than two (2) Business Days' prior written notice of its intent so to prepay, (ii) the Borrower pays all interest on the Facility Two LIBOR Term Loan (or such portion thereof) so prepaid accrued to the date of such prepayment, (iii) any voluntary prepayment with respect to all or any portion of any Facility Two LIBOR Term Loan shall be in a principal amount which is $500,000 or an integral multiple of $100,000 in excess of $500,000 (provided that, in any event, no Facility Two LIBOR Term Loan will remain outstanding in a principal amount of less than $500,000), and
            (iv) if the Borrower for any reason makes any prepayment of a Facility Two LIBOR Term Loan prior to the last day of the Interest Period applicable thereto, the Borrower shall forthwith pay all amounts owing to the Bank pursuant to the provisions of ss.1.7. Any partial prepayment of principal of the Facility Two Term Loan will be applied to installments of principal of the Facility Two Term Loan thereafter coming due in inverse order of normal maturity. Amounts repaid or prepaid with respect to the Facility Two Term Loan are not available for reborrowing.

            1.4C. INTEREST RATE FOR FACILITY TWO TERM LOAN. Except as otherwise provided below, interest on the Facility Two Term Loan will be payable at the Floating Rate, with a change in such rate of interest to become effective on each day when a change in the Prime Rate becomes effective, each such change to become effective without notice or demand of any kind. Subject to the conditions set forth herein, the Borrower may elect that all or any portion of the Facility Two Term Loan will be made as a



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            Facility Two LIBOR Term Loan, that all or any portion of a Facility
            Two Floating Rate Term Loan will be converted to a Facility Two LIBOR Term Loan and/or that any Facility Two LIBOR Term Loan will be continued at the expiration of the Interest Period applicable thereto as a new Facility Two LIBOR Term Loan. Such election shall be made by the Borrower giving to the Bank a written or telephonic notice received by the Bank within the time period and containing the information described in the next following sentence (a `Facility Two LIBOR Notice'). The Facility Two LIBOR Notice must be received by the Bank no later than 10:00 a.m. (Boston time) on that day which is two Business Days prior to the date of the proposed borrowing, conversion or continuation, as the case may be, must specify the duration (one month, three months, six months or twelve months) of the Interest Period requested and must specify the amount of the Facility Two LIBOR Term Loan requested (which shall be $500,000 or an integral multiple of $100,000 in excess of $500,000), must identify the Facility Two Term Loan or particular portion thereof so to be made, converted or continued, as the case may be, and must specify the proposed commencement date of the relevant Interest Period. Notwithstanding anything provided elsewhere in this letter agreement, the Borrower may not elect to have any installment of the Facility Two Term Loan included in a Facility Two LIBOR Term Loan if the Interest Period applicable thereto would continue after the due date of such installment. Any Facility Two LIBOR Notice shall, upon receipt by the Bank, become irrevocable and binding on the Borrower, and the Borrower shall, upon demand and receipt of a Bank Certificate with respect thereto, forthwith indemnify the Bank against any loss or expense incurred by the Bank as a result of any failure by the Borrower to borrow any requested Facility Two LIBOR Term Loan, including, without limitation, any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Bank to fund or maintain such Facility Two LIBOR Term Loan. At the expiration of each Interest Period applicable to a Facility Two LIBOR Term Loan, the principal amount of such Facility Two LIBOR Term Loan may be continued as a new Facility Two LIBOR Term Loan to the extent and on the terms and conditions contained in this letter agreement by delivery to the Bank of a new Facility Two LIBOR Notice conforming to the requirements set forth above in this ss.1.4C (and any Facility Two LIBOR Term Loan not repaid and not so continued as a new Facility Two LIBOR Term Loan will be deemed to have been converted into a Facility Two Floating Rate Term Loan). Notwithstanding any other provision of this letter agreement, the Bank need not make any Facility Two LIBOR Term Loan or allow any conversion of a Facility Two Floating Rate Term Loan to a Facility Two LIBOR Term Loan at any time when there exists any Default or Event of Default. Further, notwithstanding any other provision of this letter agreement, in no event will more than five Interest Periods (whether relating to Facility One



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            LIBOR Term Loans and/or Facility Two LIBOR Term Loans) be in effect at any one time.

            The Borrower may request and the Bank may issue caps, collars, swaps and other rate protection products, using the Bank's then customary documentation for such transactions. Such caps, collars, swaps and other rate protection products will be issued for such fees and upon such other terms and conditions as may be agreed upon by the Bank and the Borrower at the time of issuance thereof.

            Any request for a Facility Two LIBOR Term Loan and any election to convert all or any portion of the Facility Two Term Loan to a Facility Two LIBOR Term Loan may be made on behalf of the Borrower only by a duly authorized officer; provided, however, that the Bank may conclusively rely upon any written or facsimile communication received from any individual whom the Bank believes in good faith to be such a duly authorized officer."

         j. By deleting in its entirety Section 1.5 of the Letter Agreement and by substituting in its stead the following:

            "1.5. INTEREST PAYMENTS. The Borrower will pay interest on the principal amount of the Term Loans outstanding from time to time, from the date hereof until payment of the Term Loans in full. Interest on Floating Rate Loans will be payable monthly in arrears on the first day of each month. Interest on each LIBOR Loan will be payable in arrears on each applicable Interest Payment Date. In any event, interest on each Term Loan shall also be paid on the date of payment of such Term Loan in full. Interest on Floating Rate Loans shall be payable at the Floating Rate. The rate of interest payable on any LIBOR Loan will be the LIBOR Interest Rate applicable thereto. Notwithstanding the foregoing, after the occurrence and during the continuance of any Event of Default, each Term Loan will, at the option of the Bank, bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum PLUS (ii) the per annum rate otherwise payable with respect thereto (but in no event in excess of the maximum rate from time to time permitted by then applicable law). All interest and fees payable under this letter agreement and/or under any Term Note will be calculated on the basis of a 360-day year for the actual number of days elapsed."

         k. By deleting in its entirety Section 1.7 of the Letter Agreement and by substituting in its stead the following:

            "1.7. PREPAYMENT OF LIBOR LOANS. The following provisions of this ss.1.7 shall be effective only with respect to LIBOR Loans: The Borrower shall pay to the Bank, upon request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to



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            compensate it for any loss, cost or expense incurred as a result of:
            (i) any payment of a LIBOR Loan on a date other than the last day of the Interest Period for such LIBOR Loan; (ii) any failure by the Borrower to borrow a LIBOR Loan on the date specified in any Facility One LIBOR Notice or Facility Two LIBOR Notice; and/or (iii) any failure by the Borrower to pay a LIBOR Loan on the date for payment specified in any notice given as to any prepayment. Without limiting the foregoing, if, due to acceleration of any Term Note or due to voluntary prepayment or mandatory repayment or prepayment or due to any other reason, the Bank receives payment of any principal of any LIBOR Loan on any date prior to the last day of the relevant Interest Period, the Borrower shall, upon demand and receipt of a Bank Certificate from the Bank with respect thereto, pay forthwith to the Bank a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the last day of the Interest Period applicable to the affected LIBOR Loan shall be subtracted from the `cost of funds' component (I.E., reserve-adjusted LIBOR) of the fixed rate in effect at the date of such prepayment or conversion. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the relevant Interest Period. Said amount shall be reduced to present value calculated by using the number of days remaining in the relevant Interest Period and by using the above-referenced United States Treasury securities rate as the discount rate. The resulting amount shall be the yield maintenance fee due to the Bank upon prepayment or conversion of the applicable LIBOR Loan. Any acceleration of a LIBOR Loan due to an Event of Default will give rise to a yield maintenance fee calculated with the respect to such LIBOR Loan on the date of such acceleration in the same manner as though the Borrower had exercised a right of prepayment at that date, such yield maintenance fee being due and payable at that date."

         l. By deleting from Section 1.8 of the Letter Agreement the words "the Term Note", in each place where same appear, and by substituting in their stead, in each such place, the following:

            "any Term Note"

         m. By deleting from Section 1.10 of the Letter Agreement the words "the Term Note", in each place where same appear, and by substituting in their stead, in each such place, the following:

            "any Term Note"



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         n. By deleting the period at the end of the second sentence of the first paragraph of Section 1.10 of the Letter Agreement and by substituting in its stead the following:

            "or, as to the Facility Two Term Loan, the costs of acquisition of premises at 19 Presidential Way, Woburn, MA."

         o. By deleting from the third sentence of the third paragraph of
Section 1.10 of the Letter Agreement the words "One Federal Street" and by substituting in their stead the following:

            "100 Federal Street"

         p. By deleting the period appearing at the end of the last sentence of
Section 1.10 of the Letter Agreement and by substituting in its stead the following:

            "; provided, however, that after the occurrence and during the continuance of an Event of Default, payments will be applied to obligations of the Borrower to the Bank with respect to the Term Loans as the Bank determines in its sole discretion."

         q. By deleting from the third sentence of Section 1.12 of the Letter Agreement the words "Liquidity Coverage Ratio" and by substituting in their stead the following:

            "Liquidity Ratio"

         r. By deleting from Section 3.7 of the Letter Agreement the amount of "$40,000,000" and by substituting in its stead the following:

            "$60,000,000"

         s. By deleting the last sentence of Section 3.9 of the Letter Agreement and by substituting in its stead the following:

            "As used herein, (A) `interest' on Indebtedness includes, without limitation, the interest component of any capitalized leases and all fees paid in respect of any letters of credit now or hereafter issued for the account of the Borrower and/or any of its Subsidiaries, and (B) `current maturities of long-term debt' include, without limitation, current principal components of capitalized leases. Further, notwithstanding the foregoing provisions of this ss.3.9, the Borrower need not maintain the Debt Service Coverage Ratio otherwise required as at any Determination Date if the Borrower's Unencumbered Cash Balance as at such Determination Date is equal to or greater than the product of (x)
            1.75 TIMES (y) the aggregate amount of Funded Debt of the Borrower and/or any of its Subsidiaries outstanding at that Determination Date. As used herein, `Funded Debt' means, without duplication, all Indebtedness for borrowed money, all liabilities (whether or not contingent) in respect of any letters of credit, all Indebtedness representing the deferred purchase price of any property, all


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            Indebtedness secured by a Lien, the principal components of any capitalized leases and any guaranty relating to any of the foregoing."

         t. By deleting from clause (i) of Section 4.1 of the Letter Agreement the words "the Term Note" and by substituting in their stead the following:

            "the Term Notes"

         u. By inserting into Article IV of the Letter Agreement, immediately after Section 4.6, the following:

            "4.6A. MATERIAL SUBSIDIARIES. As determined at any date, a `Material Subsidiary' is a Subsidiary of the Borrower with net assets at such date which constitute 5% or more of the then consolidated net assets of the Borrower and all of its Subsidiaries. The Borrower represents that, at March 2, 2001, the Borrower has no Material Subsidiaries. Without limitation of the provisions of ss.4.6 above, the Borrower agrees that, within 10 days of the acquisition or creation of any Material Subsidiary or within 10 days after the date when any existing Subsidiary becomes a Material Subsidiary, the Borrower will cause to be delivered to the Bank each of the following:

                  (A) Instruments in form and substance satisfactory to the Bank pursuant to which such Material Subsidiary shall guaranty the payment and performance of the obligations of the Borrower hereunder and under the other Loan Documents and shall grant to the Bank a security interest in all of its fixed assets in order to secure such guaranty, together with all relevant Uniform Commercial Code financing statements and any other documents necessary to perfect in favor of the Bank a first priority security interest in all fixed assets of such Material Subsidiary;

                  (B) An opinion of counsel to the relevant Material Subsidiary dated as of the date of delivery of the instruments provided for in the foregoing clause (A) and addressed to the Bank, in form and substance reasonably acceptable to the Bank, to the effect that:

                           (1) such Material Subsidiary is duly organized,
                  validly existing and in good standing in the jurisdiction of its organization, has the requisite power and authority to own its properties and conduct its business as then owned and then proposed to be conducted; and

                           (2) the execution, delivery and performance of the
                  above-described guaranty and the security agreement granting the above-described security interest have been duly authorized by all requisite corporate action (including any required shareholder approval), such instruments have been duly executed and delivered



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

                  and same constitute legal, valid and binding obligations of such Material Subsidiary, enforceable against such Material Subsidiary in accordance with their terms; and

                  (C) Current copies of the charter documents, including, a
            partnership agreement and certificate of limited partnership, if applicable, and by-laws of such Material Subsidiary, together with the minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners or appropriate committees (and, if required by such charter documents, by-laws or by applicable laws, of the shareholders or partners) of such Material Subsidiary authorizing the actions and the execution and delivery of the documents described above in this Section.

            The Borrower acknowledges that compliance with this ss.4.6A is a requirement in addition to, and distinct from, compliance with ss.4.6 above, and that compliance with this ss.4.6A will not be deemed to waive or excuse any violation of clause (vii) of ss.4.6."

         v. By inserting into Article IV of the Letter Agreement, at the end of such Article, the following:

            "4.14. LOAN-TO-VALUE. The Borrower will not suffer or permit to exist at any time any circumstance in which the outstanding principal amount of the Facility Two Term Loan exceeds 80% of the fair market value of the real estate on which the Mortgage constitutes a first lien. `Fair market value' will be determined for the purpose of this Section by an appraisal satisfactory in detail and methodology to the Bank and prepared by an appraiser satisfactory to the Bank. The Borrower will, at its sole cost and expense, at the request of the Bank from time to time provide updated appraisals in order to determine compliance with this Section. Further, and without limitation of the foregoing, from time to time, at the Bank's option, the Bank may obtain any appraisal of any property, whether real or personal, of the Borrower and/or any Guarantor that secures the Term Loans which the Bank in its sole, unfettered discretion deems necessary, and the Borrower and any Guarantor shall be jointly and severally liable to pay to the Bank immediately upon demand all costs of such appraisals, but not more than one every two (2) years; provided, however, that if the Bank, in its sole and unfettered discretion, determines that there has been a material adverse change in the value of the real estate encumbered by the Mortgage, the Borrower, any Guarantor or market conditions, the Borrower and any Guarantor shall be jointly and severally liable to pay to the Bank immediately upon demand all costs of such appraisals, but not more than one annually. The Borrower and any Guarantor shall permit the Bank and its agents, employees, representatives and appraisers such access to their respective properties, books and records relating thereto as may be necessary or convenient to perform such appraisals."

         w. By deleting from clause (a) of Section 5.1 of the Letter Agreement the words "the Term Note" and by substituting in their stead the following:

            "any Term Note"

         x. By inserting into clause (b) of Section 5.1 of the Letter Agreement, immediately after the words "by the Borrower", the following:

            "or by any Guarantor"

         y. By inserting into clause (f) of Section 5.1 of the Letter Agreement, immediately after the words "or undertaking", the following:

            "(including, without limitation, the occurrence of any `Event of Default' as defined in any guaranty which may be given by any Guarantor or in any security agreement which may be given by any Guarantor)"

         z. By the Borrower acknowledging that the references in Section 5.1 of the Letter Agreement to any "Subsidiary" of the Borrower include, without limitation, any Guarantor.

         aa. By inserting into clause (n) of Section 5.1 of the Letter Agreement, immediately after the words "Security Agreement", the following:

            ", the Mortgage and/or any security agreement which may be given by a Guarantor"

         bb. By deleting from clause (a) of Section 5.2 of the Letter Agreement the words "the Term Note" and by substituting in their stead the following:

            "each Term Note"

         cc. By deleting from clause (c) of Section 5.2 of the Letter Agreement the words "under the Term Note" and by substituting in their stead the following:

            "under each Term Note, under the Mortgage, under any guaranty which may be given by a Guarantor, under any security agreement which may be given by a Guarantor"

         dd. By deleting in its entirety Section 6.1 of the Letter Agreement and by substituting in its stead the following:

            "6.1. COSTS AND EXPENSES. The Borrower agrees to pay, on demand, all costs and expenses (including, without limitation, reasonable legal fees) of the Bank in connection with the preparation, execution and delivery of this letter agreement, the Security Agreement, the Mortgage, the Term Notes and all other instruments and documents to be delivered in connection with any Term Loan and any amendments or modifications of any of the foregoing, as well as the costs and expenses incurred by the Bank in connection with the administration, default, collection, waiver or amendment of any terms of the Loan Documents, or in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with any Term Loan or any collateral therefor, all whether or not legal action is instituted. In addition, the Borrower shall be obligated to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this letter agreement, the Security Agreement, the Mortgage, the Term Notes and all other instruments and documents to be delivered in connection with any Obligation. Any fees, expenses or other charges which the Bank is entitled to receive from the Borrower under this Section shall bear interest from the date of any demand therefor until the date when paid at a rate per annum equal to the highest rate applicable to any Term Loans (including any default rate then applicable)."

         ee. By providing that the "Term Loans" described in Section 6.2 of the Letter Agreement will be deemed to be the Facility One Term Loans.

         ff. By changing the notice address of the Borrower, pursuant to Section
6.4 of the Letter Agreement, to the following:

             "ArQule, Inc.
             19 Presidential Way
             Woburn, MA  01801
             Attention:  David Hastings, Chief Financial Officer"

         gg. By changing the notice address of the Bank, pursuant to Section 6.4 of the Letter Agreement, to the following:

             "Fleet National Bank
              Technology & Communications Group
              100 Federal Street
              Mail Code:  MA DE 10009G
              Boston, MA 02110
              Attention:  Kimberly A. Martone, Director"

         hh. By deleting from each of Section 6.5 and Section 6.6 of the Letter Agreement, in each place where same appear, the words "the Term Note" and by substituting in their stead, in each such place, the following:

            "any of the Term Notes"



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

         ii. By deleting from Section 6.8 of the Letter Agreement the words "the Term Note" and by substituting in their stead the following:

            "the Term Notes"

         jj. By deleting the period at the end of Section 6.8 of the Letter Agreement and by substituting in its stead the following:

            "(without giving effect to conflict of laws principles)."

         kk. By deleting in their entireties Sections 6.9-6.11 of the Letter Agreement and by substituting in their stead the following:

            "6.9. REPLACEMENT NOTE. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of any Term Note or of any other Loan Document which is not of public record and, in the case of any such mutilation, upon surrender and cancellation of such Term Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement Term Note or other Loan Document in the same principal amount (as to any Term Note) and in any event of like tenor.

            6.10. USURY. All agreements between the Borrower and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Term Notes or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the Indebtedness represented by any Term Note exceed the maximum permissible under applicable law. As used herein, the term `applicable law' shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this letter agreement and the Term Notes shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank, in the execution, delivery and acceptance of the Term Notes, to contract in strict compliance with the laws of The Commonwealth of Massachusetts. If, under any circumstances whatsoever, performance or fulfillment of any provision of any of the Term Notes or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity, and if under any circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Term Notes and not to the payment of interest. The provisions of this ss.6.10 shall control every other provision of this letter agreement and of each Term Note.

            6.11. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY MUTUALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT, ANY TERM NOTE OR ANY OTHER LOAN DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BANK RELATING TO THE ADMINISTRATION OF THE TERM LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS LETTER AGREEMENT AND TO MAKE TERM LOANS AS CONTEMPLATED HEREIN."

         ll. By inserting into Article VI of the Letter Agreement, at the end of such Article, the following:

            "6.12. INTEGRATION; AMENDMENTS. This letter agreement, the Term Notes and the other Loan Documents delivered herewith are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by the Loan Documents. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this letter agreement and the other Loan Documents delivered herewith. This letter agreement may not be amended or modified except by a written instrument setting forth such amendment or modification executed by the Borrower and the Bank."

         mm. By deleting the period at the end of the definition of "Applicable Rate Increment" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

            "; provided, however, that during any period when the Borrower fails to maintain in one or more investment accounts with the Bank or any affiliate of the Bank cash and other investments at least equal to the Investment

            Minimum, the Applicable Rate Increment will be increased by 15 basis points (I.E., to 1.90% per annum during Level One Compliance and 2.40% per annum during Level Two Compliance). As determined at any time, the `Investment Minimum' is the greater of (a) the product of
            (x) 1.5 TIMES (y) the aggregate principal amount of all outstanding Term Loans or (b) $20,000,000."

         nn. By deleting from the definition of "Bank Certificate" appearing in
Section 7.1 of the Letter Agreement the words "ss.1.4, ss.1.7 or ss.1.8" and by substituting in their stead the following:

            "ss.1.4,ss.1.4C,ss.1.7 or ss.1.8"

         oo. By deleting the definition of "Collateral" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

            `"Collateral' - All property now or hereafter owned by the Borrower and/or by any Guarantor or in which the Borrower and/or any Guarantor now or hereafter has any interest and which is now or hereafter described as `Collateral' in the Security Agreement and/or in any security agreement which may be given by any Guarantor or which is included within the `Mortgaged Premises' as defined in the Mortgage."

         pp. By inserting into Section 7.1 of the Letter Agreement, immediately after the definition of "Event of Default", the following:

            "`Facility One Floating Rate Term Loan' - All or any portion of any Facility One Term Loan which bears interest at a rate calculated with reference to the Prime Rate.

            `Facility One LIBOR Notice' - As defined in ss.1.4.

            `Facility One LIBOR Term Loan' - All or any portion of a Facility One Term Loan which bears interest at a LIBOR Interest Rate.

            `Facility One Term Loan' - Any loan made pursuant to ss.1.2.

            `Facility One Term Note' - As defined in ss.1.1.

            `Facility Two Floating Rate Term Loan' - All or any portion of the Facility Two Term Loan which bears interest at a rate calculated with reference to the Prime Rate.

            `Facility Two LIBOR Notice' - As defined in ss.1.4C.

            `Facility Two LIBOR Term Loan' - All or any portion of the Facility Two Term Loan which bears interest at a LIBOR Interest Rate.

            `Facility Two Term Loan' - The loan made pursuant to ss.1.4A.

            `Facility Two Term Note' - As defined in ss.1.1."

         qq. By deleting from Section 7.1 of the Letter Agreement the definition of "Floating Rate Loan" and by substituting in its stead the following:

            `"Floating Rate Loan' - A Facility One Floating Rate Term Loan or a Facility Two Floating Rate Term Loan, as applicable.

            `Guarantor' - Any Subsidiary of the Borrower which gives a guaranty as provided in ss.4.6A."

         rr. By deleting from Section 7.1 of the Letter Agreement the definition of "Interest Period" and by substituting in its stead the following:

            "`Interest Period' - As to each Facility One LIBOR Term Loan, the period commencing with the date of the making of such Facility One LIBOR Term Loan or conversion into such Facility One LIBOR Term Loan or the date on which any prior Facility One LIBOR Term Loan is continued as the relevant Facility One LIBOR Term Loan and ending three months, six months or twelve months thereafter (as the Borrower may select in accordance with ss.1.4) and, as to each Facility Two LIBOR Term Loan, the period commencing with the making of such Facility Two LIBOR Term Loan or conversion into such Facility Two LIBOR Term Loan or the date on which any prior Facility Two LIBOR Term Loan is continued as the relevant Facility Two LIBOR Term Loan and ending one month, three months, six months or twelve months thereafter (as the Borrower may select in accordance with ss.1.4C); provided that (A) any such Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day occurs in a new calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (B) any such Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall end on the last Business Day of such calendar month, and (C) no Interest Period may be selected as to any principal amount of any Term Loan if such Interest Period would end after the regularly-scheduled due date of such principal amount."

         ss. By deleting the definition of "LIBOR" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

            "`LIBOR' - With respect to each Interest Period for a LIBOR Loan, that rate per annum (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point) which represents the offered rate for deposits in U.S. Dollars, for a period of time comparable to such Interest

            Period, which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on that day that is two (2) London Banking Days preceding the first day of such Interest Period; provided, however, that if the rate described above does not appear on the Telerate System on any applicable interest determination date, LIBOR for such Interest Period shall be the rate (rounded upwards as described above, if necessary) determined on the basis of the offered rates for deposits in U.S. Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m., London time, on that day that is two (2) London Banking Days preceding the first day of such Interest Period, as selected by the Bank. The principal London office of each of four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m., New York City time, on that day that is two London Banking Days preceding the first day of such Interest Period. In the event that the Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR for the proposed Interest Period cannot be determined. The Bank shall give prompt notice to the Borrower of LIBOR as determined for each LIBOR Loan and such notice shall be deemed conclusively correct, absent manifest error. `London Banking Day' shall mean any date on which commercial banks are open for business in London."

         tt. By deleting the definition of "LIBOR Loan" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

            "`LIBOR Loan' - A Facility One LIBOR Term Loan or a Facility Two LIBOR Term Loan, as applicable."

         uu. By deleting from the definition of "Loan Documents" appearing in
Section 7.1 of the Letter Agreement the words "the Term Note" and by substituting in their stead the following:

            "the Term Notes"

         vv. By inserting into the definition of "Loan Documents" appearing in
Section 7.1 of the Letter Agreement immediately after the words "Security Agreement", the following:

            ", the Mortgage, the Environmental Agreement, any guaranty which may be given by any Guarantor (once same has been executed and delivered), any security agreement which may be given by any Guarantor (once same has been executed and delivered)"
         ww. By deleting the definition of "Net Quick Assets" appearing in
Section 7.1 of the Letter Agreement and by substituting in its stead the following:

            "`Net Quick Assets' - Such current assets of the Borrower as consist (without duplication) of cash, Cash-Equivalents, commercial paper rated not less than A-1/P-1 and Receivables (net of appropriate reserves), but excluding any of the foregoing which are subject to any pledge, lien, encumbrance or other restriction."

         xx. By providing that the "Term Loans" referred to in the definitions of "Qualifying Equipment" and "Qualifying Leasehold Improvements" appearing in
Section 7.1 of the Letter Agreement will be deemed to be the Facility One Term Loans.

         yy. By inserting into Section 7.1 of the Letter Agreement, immediately after the definition of "Tangible Net Worth," the following:

            "`Term Loans' - Collectively, the Facility One Term Loans and the Facility Two Term Loans.

            `Term Notes' - Collectively, the Facility One Term Note and the Facility Two Term Note."

         zz. By deleting from the definition of "Unencumbered Cash Balance" appearing in Section 7.1 of the Letter Agreement the words "cash, Cash-Equivalents and Readily-Marketable Securities" and by substituting in their stead the following:

            "cash and Cash-Equivalents"

         3. The Security Agreement is hereby amended:

         a. By providing that the "Obligations" secured by the Security Agreement include, without limitation, the Facility Two Term Note and the Facility Two Term Loan made thereunder.

         b. By deleting from the first sentence of Subsection 3(d) of the Security Agreement the words "200 Boston Avenue, Medford, MA 02155" and by substituting in their stead the following:

            "19 Presidential Way, Woburn, MA 01801"

         c. By deleting the period at the end of the last sentence of Subsection 3(d) of the Security Agreement and by substituting in its stead the following:

            "; provided that the Debtor is the record owner of the Premises at 19 Presidential Way, Woburn, MA 01801."

         d. By modifying Exhibit B to the Security Agreement as set forth in the attached Supplemental Disclosure Schedule.

         4. Simultaneously with the execution and delivery of this Agreement, the Borrower is executing and delivering to the Bank the Mortgage and the Environmental Agreement. In addition, the Borrower is executing and delivering to the Bank an Allonge to Note (the "Allonge"), amending the Facility One Term Note.

         5. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "letter agreement" or to the "Letter Agreement", from and after the date hereof same will be deemed to refer to the Letter Agreement, as hereby amended. Wherever in the Letter Agreement or in any other Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to the "Security Agreement", from and after the date hereof same will be deemed to refer to the Security Agreement, as hereby amended. Wherever in the Letter Agreement or in any other Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to the "Facility One Term Note", from and after the date hereof same will be deemed to refer to the Facility One Term Note, as amended by the Allonge.

         6. Simultaneously with the execution and delivery of this Agreement, the Borrower is executing and delivering to the Bank the Facility Two Term Note. The Facility Two Term Note is a $16,000,000 promissory note of the Borrower, substantially in the form attached hereto as Exhibit 1.

         7. In order to induce the Bank to enter into this Agreement, the Borrower agrees to pay to the Bank, at the date hereof, in respect of the Facility Two Term Loans, a facility fee of $80,000. Said fee is in addition to, and shall not be reduced by or applied against, any interest, fees, charges or other amounts paid or payable with respect to the Letter Agreement and/or with respect to any note issued thereunder.

         8. The Bank acknowledges and agrees that the Borrower may, without being deemed in violation of Sections 4.1, 4.5 or 4.9 of the Letter Agreement, from time to time make loans to its wholly-owned Subsidiary, Camitro Corporation ("Camitro") and/or cash investments in Camitro, so long as at the date of any such loan or investment, and after giving effect thereto, there shall be no Default or Event of Default under the Letter Agreement (except as such a loan or investment may in and of itself be deemed to violate Sections 4.1, 4.5 and/or
4.9 of the Letter Agreement). For the purpose of determining whether or not a Default or Event of Default would exist after giving effect to a loan or investment as described in the immediately preceding sentence, compliance with each of Section 3.8 and clause (vii) of Section 4.6 of the Letter Agreement will be determined as at the date of each such loan or investment, whether or not a fiscal quarter-end, and compliance with Section 3.9 of the Letter Agreement will be determined at the date of each such loan or investment if said date is a fiscal quarter-end, and otherwise as at the date of the immediately preceding fiscal quarter-end, giving effect to the relevant loan or investment on a PRO FORMA basis as though it (and all other such loans or investments made since the date of said immediately preceding fiscal quarter-end) had been made on the date of such immediately preceding fiscal quarter-end.

         9. In order to induce the Bank to enter into this Agreement, the Borrower also agrees to pay, promptly upon receipt of an invoice therefor, all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Bank with respect to this Agreement, the Mortgage and/or the Facility Two Term Loans.

         10. In order to induce the Bank to enter into this Agreement, the Borrower further represents and warrants as follows:

         a. The execution, delivery and performance of this Agreement, the Facility Two Term Note, the Allonge, the Mortgage and the Environmental Agreement have been duly authorized by the Borrower by all necessary corporate and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance (except in favor of the Bank) on any property or assets of the Borrower.

         b. The Borrower has duly executed and delivered each of this Agreement, the Facility Two Term Note, the Allonge, the Mortgage and the Environmental Agreement.

         c. Each of this Agreement, the Facility Two Term Note, the Allonge, the Mortgage and the Environmental Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

         d. The statements, representations and warranties of the Borrower made in the Letter Agreement (as amended hereby) and/or in the Security Agreement (as amended hereby) continue to be correct as of the date hereof; except as amended, updated and/or supplemented by the attached Supplemental Disclosure Schedule.

         e. The covenants and agreements of the Borrower contained in the Letter Agreement (as amended hereby) and/or in the Security Agreement (as amended hereby) have been complied with on and as of the date hereof.

         f. No event which constitutes or which, with notice or lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.

         g. No material adverse change has occurred in the financial condition of the Borrower from that disclosed in the financial statements of the Borrower heretofore most recently furnished to the Bank.

         11. Except as expressly affected hereby, the Letter Agreement and each of the other Financing Documents remains in full force and effect as heretofore. All of the Borrower's obligations, indebtedness and liabilities to the Bank as evidenced by or otherwise arising under the Financing Documents, except as otherwise expressly modified in this Agreement, are, by the Borrower's execution of this Agreement, ratified and confirmed in all respects by the Borrower. In addition, by the Borrower's execution of this Agreement, the Borrower represents and warrants that no counterclaim, right of set-off or defense of any kind exists or is outstanding with respect to such obligations, indebtedness and liabilities. The Borrower acknowledges that the security interests created by the Security Agreement (as amended hereby) run in favor of the Bank and constitute valid liens on the Collateral (as defined in the Security Agreement) and the Borrower agrees that the Borrower shall take no action to impair or invalidate said security interests. The Borrower acknowledges that the obligations secured by such security interests include, without limitation, the Facility One Term Note (as affected by the Allonge), the Facility Two Term Note and the Letter Agreement (as affected by this Agreement).

12. Nothing contained herein will be deemed to constitute a waiver or a release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.

         Executed, as an instrument under seal, as of the day and year first above written.

                                               ARQULE, INC.



                                               By: /s/ Stephen A. Hill
                                                  ------------------------------
                                                  Name:  Stephen A. Hill
                                                  Title: President and CEO

Accepted and agreed:
FLEET NATIONAL BANK


By:   /s/ Kimberly A. Martone                      /s/ David C. Hastings
     ------------------------------------         ------------------------------
     Name: Kimberly A. Martone                    Vice President and CFO
     Title: Director


                                                  Corporate Seal Attest

                                                  /s/ Thomas G. Schnorr
                                                  ------------------------------
                                                  TG Schnorr
                                                  Its Attorney

                        SUPPLEMENTAL DISCLOSURE SCHEDULE

                     [To be provided by Borrower, if needed]